Earnings Presentation Third Quarter 2023 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (“Aresˮ) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,ˮ “believes,ˮ “expects,ˮ “potential,ˮ “continues,ˮ “may,ˮ “will,ˮ “should,ˮ “seeks,ˮ “predicts,ˮ “intends,ˮ “plans,ˮ “estimates,ˮ “anticipates,ˮ “foreseesˮ or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, as well as those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossaryˮ slide in the appendix. The results contained in this presentation are made as of September 30, 2023, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

3 Assets Under Management Q3-23 Financial Results Corporate Actions Recent Developments Third Quarter 2023 Highlights 1. Net inflows of capital represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $12.2 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q3-23 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $19.7 million for Q3-23 and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. • Total Assets Under Management (“AUMˮ) of $394.9 billion • Total Fee Paying AUM (“FPAUMˮ) of $247.7 billion • Available Capital of $104.6 billion • AUM Not Yet Paying Fees available for future deployment of $65.7 billion • Raised $21.9 billion in gross new capital with net inflows of capital(1) of $20.9 billion • Capital deployment of $16.7 billion, including $10.2 billion by our drawdown funds • On October 2, 2023, Ares completed the acquisition of Crescent Point Capital, a leading Asia-focused private equity firm with approximately $3.7 billion in assets under management as of September 30, 2023 • In October 2023, Ares formed a strategic partnership with Vinci Partners Investments Ltd. (“Vinciˮ) (NASDAQ: VINP), a Brazilian alternative asset manager, to collaborate on distribution, product development and other business opportunities in Latin America. Ares made a $100.0 million investment in convertible preferred shares issued by Vinci to accelerate the growth of Vinci’s platform • In October 2023, Ares held the final closing of its second flagship alternative credit fund, Ares Pathfinder II, L.P. (“Pathfinder IIˮ), bringing total commitments to $6.6 billion • GAAP net income attributable to Ares Management Corporation of $61.8 million • GAAP basic and diluted earnings per share of Class A and non-voting common stock of $0.30 • GAAP management fees of $637.5 million • Unconsolidated management fees and other fees of $663.4 million(2) • Fee Related Earnings of $274.2 million • Realized Income of $264.5 million • After-tax Realized Income of $0.83 per share of Class A and non-voting common stock • Declared quarterly dividend of $0.77 per share of Class A and non-voting common stock, which is payable on December 29, 2023 to shareholders of record as of December 15, 2023 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

4 Gross New Capital Commitments(1) $ in billions Q3 2023 Commentary Credit Group U.S. Direct Lending $9.2 Debt and equity commitments to various funds, including equity commitments of $6.5 billion and debt commitments of $2.0 billion for our third U.S. senior direct lending fund Business Development Companies 2.4 Capital raised by ARCC and affiliates of $1.3 billion and capital raised by ASIF of $1.1 billion Alternative Credit 3.2 Equity commitments to various funds, including $2.2 billion for Pathfinder II and $0.8 billion for an open- ended core alternative credit fund European Direct Lending 2.2 Debt and equity commitments to various funds, including equity commitments of $0.8 billion for our sixth flagship European direct lending fund CLOs 0.7 Priced one new U.S. CLO Asia Credit 0.4 Debt and equity commitments to various funds, including final equity commitments of $0.2 billion for Ares SSG Capital Partners VI, L.P. (“SSG Fund VIˮ), bringing total commitments to $2.4 billion Other Credit Funds 1.0 Equity commitments to various funds Total Credit Group $19.1 Private Equity Group Other $0.1 Unallocated equity commitments to the platform Total Private Equity Group $0.1 Real Assets Group European Real Estate Equity $0.5 Equity commitments to a European real estate fund Non-traded REITs 0.3 Capital raised of $0.2 billion by AREIT and $0.1 billion by AIREIT Infrastructure Opportunities 0.2 Equity commitments to our second climate infrastructure fund Real Estate Debt 0.1 Equity commitments to a real estate debt fund Total Real Assets Group $1.1 Secondaries Group Real Estate Secondaries $0.2 Equity commitments to our ninth real estate secondaries fund Infrastructure Secondaries 0.2 Equity commitments to an infrastructure secondaries vehicle Total Secondaries Group $0.4 Other Insurance $1.2 Additional managed assets Total Other $1.2 Total $21.9 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate.

5 Q3-22 Q2-23 Q3-23 Assets Under Management 1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser (“IHAMˮ). AUM as of September 30, 2023 was $394.9 billion, an increase of 16% from prior year(1) • The increase of $53.5 billion was primarily driven by: ◦ commitments to U.S. direct lending funds, our sixth flagship European direct lending fund and Pathfinder II within Credit; and ◦ additional managed assets in our insurance platform FPAUM as of September 30, 2023 was $247.7 billion, an increase of 13% from prior year • The increase of $29.1 billion was primarily driven by: ◦ the deployment of capital in funds across U.S. and European direct lending, alternative credit and special opportunities FPAUM Q3-22 Q2-23 Q3-23 Credit Private Equity Real Assets Secondaries Other ($ in billions) ($ in billions) AUM $215.5 $35.2 $65.0 $22.8 $2.9 $341.4 $377.6 $4.2 $23.0 $64.8 $35.5 $250.1 $268.9 $34.3 $63.9 $23.2 $4.6 $394.9 $218.6 $1.4 $17.7 $40.2 $19.0 $140.3 $2.8 $161.7 $19.0 $41.1 $17.8 $242.4 $167.0 $19.4 $40.8 $17.9 $2.6 $247.7 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

6 Perpetual Capital Perpetual Capital AUM Perpetual Capital as of September 30, 2023 was $103.7 billion, an increase of 17% from prior year • The increase of $14.8 billion was primarily driven by: ◦ commitments in our U.S. direct lending and alternative credit strategies, capital raised by ASIF and additional managed assets in our insurance platform Perpetual Capital by Type Q3-22 Q2-23 Q3-23 ($ in billions) ($ in billions) Credit Real Assets Secondaries Other $3.2 $3.6 $0.5 $0.5 $1.9 $58.1 $68.1 $72.3 $28.6 $27.7 $27.3 $88.9 $99.5 $103.7 $0.3 Q3-22 Q2-23 Q3-23 Publicly-Traded Vehicles Private Commingled Vehicles Managed Accounts Non-Traded Vehicles $99.5 $25.0 $19.7 $25.0 $29.8 $30.9 $25.3 $20.8 $26.7 $103.7 $88.9 $21.2 $17.3 $21.0 $29.4 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

7 8% 7% 6% 5% 61% 13% 26% 8% 6% 5% 50% 5% AUM and Management Fees by Type 87% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the quarter ended September 30, 2023: • 87% of assets under management were perpetual capital or long-dated funds • 95% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 95% Perpetual Capital - Publicly-Traded Vehicles Perpetual Capital - Private Commingled Vehicles Perpetual Capital - Managed Accounts Perpetual Capital - Non-Traded Vehicles Long-Dated Funds(1) Other SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

8 Q3-22 Q2-23 Q3-23 Available Capital and AUM Not Yet Paying Fees Available Capital as of September 30, 2023 was $104.6 billion, an increase of 19% from prior year • The increase of $16.8 billion was primarily driven by: ◦ commitments to the U.S. and European direct lending and alternative credit strategies AUM Not Yet Paying Fees as of September 30, 2023 was $74.3 billion, an increase of 34% from prior year • The increase of $19.0 billion was primarily driven by: ◦ commitments to the U.S. and European direct lending and alternative credit strategies Available Capital AUM Not Yet Paying Fees Q3-22 Q2-23 Q3-23 ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondaries Other $1.0 $87.8 $1.0 $95.8 $52.9 $8.9 $16.6 $8.4 $8.1 $17.5 $8.1 $61.1 $104.6 $1.0 $8.1 $15.9 $6.8 $72.8 $37.4 $6.6 $7.8 $3.5 $55.3 $64.9 $3.3 $8.4 $6.4 $46.8 $74.3 $3.3 $7.7 $5.4 $57.9 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

9 $65.7 $7.5 $1.1 $52.9 $5.2 $6.2 $1.4 AUM Not Yet Paying Fees Available for Future Deployment AUM Not Yet Paying Fees As of September 30, 2023, AUM Not Yet Paying Fees includes $65.7 billion of AUM available for future deployment that could generate approximately $647.4 million in potential incremental annual management fees(1) • The $65.7 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $26.6 billion in U.S. direct lending funds, $13.0 billion in European direct lending funds, $9.8 billion in alternative credit funds, $4.5 billion in special opportunities funds, $2.7 billion in Asia credit funds, $2.3 billion in infrastructure debt funds and $1.5 billion in real estate debt funds 1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of September 30, 2023 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $647.4 million includes approximately $24.9 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at September 30, 2023. Note that no potential Part I Fees are reflected in any of the amounts above. 2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of September 30, 2023, capital available for deployment for follow-on investments could generate approximately $82.6 million in additional potential annual management fees. There is no assurance such capital will be invested. ($ in billions)($ in billions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (2) Funds in or Expected to Be in Wind-down AUM Not Yet Paying Fees Credit Private Equity Real Assets Secondaries $65.7 $74.3 Footnote 1: target leverage of ARCC is 1.25x SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

10 Q3-22 Q2-23 Q3-23 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit(3) Private Equity Real Assets Secondaries(3) Other Total Incentive Generating AUM $62.4 $21.1 $16.3 $6.8 $0.4 $107.0 + Uninvested IEAUM 52.5 7.8 10.4 7.0 1.0 78.7 + IEAUM below hurdle 8.2 4.2 12.7 0.2 — 25.3 ‘+ ARCC Part II Fees below Hurdle(2) 22.4 — — — — 22.4 Incentive Eligible AUM $145.5 $33.1 $39.4 $14.0 $1.4 $233.4 Credit Private Equity Real Assets Secondaries Other 1. Incentive Generating AUM includes $35.7 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception 3. Includes $14.3 billion of perpetual capital IGAUM that will generate fee related performance revenues, composed of $13.9 billion within the Credit Group and $0.4 billion within the Secondaries Group. Incentive Eligible AUM Incentive Eligible AUM as of September 30, 2023 was $233.4 billion, an increase of 18% from prior year • The increase of $35.7 billion was primarily driven by: ◦ commitments to funds across our U.S. and European direct lending and alternative credit strategies Incentive Generating AUM(1) as of September 30, 2023 was $107.0 billion, an increase of 11% from prior year • The increase was primarily driven by increases in net asset values of certain funds resulting in returns exceeding hurdle rates, as well as deployment of capital within funds that are generating returns in excess of their hurdle rates as of September 30, 2023 Of the $154.7 billion of Incentive Eligible AUM that is currently invested, 69% is Incentive Generating AUM • Excluding the Incentive Eligible AUM associated with ARCC Part II Fees,(2) which are based on capital gains from the largely debt oriented ARCC portfolio, 81% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q3-23 Incentive Generating to Incentive Eligible AUM Reconciliation $39.4 $1.4 $132.6 $33.1 $40.1 $34.0 $13.6 $111.5 $33.8 $38.0 $197.7 $221.7 $233.4 $14.0 $13.4 $1.0 $1.4 $145.5 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

11 $12.6 $1.0 $2.8 $0.4 Q3-23 Gross Capital Deployment Capital Deployment ($ in billions) (2) Capital Deployment in Drawdown Funds ($ in billions) Total Gross Capital Deployment during Q3-23 was $16.7 billion compared to $18.3 billion during Q3-22 • Deployment by our drawdown funds was $10.2 billion in Q3-23 compared to $12.7 billion in Q3-22 ◦ Of our drawdown funds, the most active investment strategies were U.S. and European direct lending, alternative credit, special opportunities and infrastructure debt • Deployment by our perpetual capital vehicles was $6.6 billion in Q3-23 compared to $5.5 billion in Q3-22 ◦ Of our perpetual capital vehicles, the most active investment strategies were U.S. direct lending and alternative credit Q3-22 Q2-23 Q3-23 $8.6 $2.4 $1.2 $12.7 $6.1 $0.7 $1.7 $9.1 $10.2 $2.1 $6.8 $1.0 Credit Private Equity Real Assets Secondaries $0.3 Credit Private Equity Real Assets Secondaries $0.6 $16.7 $0.5

GAAP Statements of Operations

$ in thousands, except share data	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Revenues				
Management fees	$637,517	$548,458	$1,853,304	$1,546,350
Carried interest allocation	(28,126)	192,186	541,828	417,779
Incentive fees	16,454	8,882	33,327	29,979
Principal investment income	9,339	11,582	38,985	15,521
Administrative, transaction and other fees	36,071	40,182	110,459	108,090
Total revenues	671,255	801,290	2,577,903	2,117,719
Expenses				
Compensation and benefits	367,502	425,419	1,095,833	1,155,031
Performance related compensation	(25,448)	142,934	401,990	316,818
General, administrative and other expenses	211,842	319,352	501,340	562,441
Expenses of Consolidated Funds	7,064	10,397	28,171	28,364
Total expenses	560,960	898,102	2,027,334	2,062,654
Other income (expense)				
Net realized and unrealized gains (losses) on investments	(1,770)	4,431	5,226	10,765
Interest and dividend income	4,752	2,086	11,281	5,064
Interest expense	(25,975)	(18,307)	(76,800)	(51,174)
Other income (expense), net	5,742	2,601	(1,068)	10,194
Net realized and unrealized gains (losses) on investments of Consolidated Funds	79,591	(30)	188,717	8,031
Interest and other income of Consolidated Funds	255,600	158,415	712,992	396,080
Interest expense of Consolidated Funds	(201,363)	(112,762)	(540,954)	(266,028)
Total other income, net	116,577	36,434	299,394	112,932
Income (loss) before taxes	226,872	(60,378)	849,963	167,997
Income tax expense (benefit)	29,898	(11,599)	113,418	22,272
Net income (loss)	196,974	(48,779)	736,545	145,725
Less: Net income attributable to non-controlling interests in Consolidated Funds	80,289	16,340	174,663	48,700
Net income (loss) attributable to Ares Operating Group entities	116,685	(65,119)	561,882	97,025
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	758	93	(332)	35
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	54,104	(29,666)	261,838	46,942
Net income (loss) attributable to Ares Management Corporation Class A and non-voting common stockholders	$61,823	$(35,546)	$300,376	$50,048
Net income (loss) per share of Class A and non-voting common stock:				
Basic	$0.30	$(0.22)	$1.54	$0.23
Diluted	$0.30	$(0.22)	$1.54	$0.23
Weighted-average shares of Class A and non-voting common stock:				
Basic	186,218,638	175,631,144	182,757,955	175,010,241
Diluted	186,218,638	175,631,144	182,757,955	175,010,241

12

Ares

RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three months ended September 30, 2023	2022	% Change	Nine months ended September 30, 2023	2022	% Change
Management fees[1]	$643,649	$551,768	17%	$1,868,020	$1,559,570	20%
Fee related performance revenues	2,212	1,090	103	6,937	15,041	(54)
Other fees	19,748	27,806	(29)	70,157	69,615	1
Compensation and benefits expenses[2]	(291,571)	(264,785)	(10)	(859,530)	(758,244)	(13)
General, administrative and other expenses	(99,806)	(82,721)	(21)	(290,569)	(227,375)	(28)
Fee Related Earnings	**274,232**	**233,158**	**18**	**795,015**	**658,607**	**21**
Realized net performance income	7,293	11,126	(34)	56,096	52,455	7
Realized net investment income (loss)	(17,072)	(842)	NM	(20,156)	1,642	NM
Realized Income	**264,453**	**243,442**	**9**	**830,955**	**712,704**	**17**
After-tax Realized Income[3]	**$261,058**	**$233,054**	**12**	**$785,332**	**$673,007**	**17**
After-tax Realized Income per share of Class A and non-voting common stock[4]	**$0.83**	**$0.75**	**11**	**$2.44**	**$2.14**	**14**

Other Data						
Fee Related Earnings margin[5]	**41.2%**	**40.2%**		**40.9%**	**40.1%**	
Effective management fee rate[6]	**1.01%**	**0.99%**		**1.01%**	**0.99%**	

1. Includes Part I Fees of $93.8 million and $68.6 million for Q3-23 and Q3-22, respectively, and $264.5 million and $178.7 million for YTD-23 and YTD-22, respectively.
2. Includes fee related performance compensation of $1.1 million and $0.4 million for Q3-23 and Q3-22, respectively, and $3.1 million and $9.7 million for YTD-23 and YTD-22, respectively.
3. For Q3-23, Q3-22, and YTD-23, YTD-22, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $7.7 million, $4.3 million and $18.8 million, $12.3 million, respectively, and (ii) corporate level tax expense (benefit) of $(4.3) million, $6.1 million and $26.8 million, $27.4 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix.
4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. Please refer to slide 26 for additional details.
5. Fee related earnings margin represents the quotient of fee related earnings and the total of segment management fees, fee related performance revenues and other fees.
6. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

13

ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Realized Income and Fee Related Earnings:				
Income (loss) before taxes	**$226,872**	**$(60,378)**	**$849,963**	**$167,997**
Adjustments:				
Amortization of intangibles[1]	96,932	212,588	170,597	277,771
Depreciation expense	8,592	6,751	23,577	20,024
Equity compensation expense[2]	61,976	47,516	192,964	150,677
Acquisition-related compensation expense[3]	589	96,697	1,831	204,189
Acquisition and merger-related expense	2,414	1,852	10,126	12,046
Placement fee adjustment	944	9,729	(6,032)	7,611
Other (income) expense, net	286	(1,059)	589	934
Income before taxes of non-controlling interests in consolidated subsidiaries	(5,007)	(5,616)	(6,892)	(6,583)
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(84,429)	(16,489)	(179,362)	(48,897)
Total performance (income) loss—unrealized	31,400	(170,789)	(384,533)	(280,290)
Total performance related compensation—unrealized	(38,650)	124,466	261,996	207,115
Total net investment (income) loss—unrealized	(37,466)	(1,826)	(103,869)	110
Realized Income	**264,453**	**243,442**	**830,955**	**712,704**
Total performance income—realized	(17,797)	(29,984)	(189,568)	(143,946)
Total performance related compensation—realized	10,504	18,858	133,472	91,491
Total investment (income) loss—realized	17,072	842	20,156	(1,642)
Fee Related Earnings	**$274,232**	**$233,158**	**$795,015**	**$658,607**

Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance.

1. For YTD-23, amortization of intangibles includes non-cash impairment charges of: (i) $65.9 million recognized in Q3-23, primarily related to the fair value of certain client relationships from Landmark in connection with lower expected FPAUM in a certain private equity secondaries fund from existing investors; (ii) $5.1 million recognized in Q2-23, related to the fair value of management contracts of certain funds in connection with lower than expected future fee revenue generated from these funds; and (iii) $7.8 million recognized in Q1-23, related to the rebranding of Ares SSG to Ares Asia and discontinued the ongoing use of the SSG trade name. For YTD-22, amortization of intangibles includes non-cash impairment charges of $181.6 million recognized in Q3-22, related to rebranding of our secondaries group as Ares Secondaries and discontinued the ongoing use of the Landmark trade name, and fair value of management contracts in connection with lower than expected FPAUM.
2. For Q3-23, Q3-22, and YTD-23, YTD-22, equity compensation expense was attributable to the following: (i) non-recurring awards of $15.6 million, $12.7 million and $45.8 million, $38.1 million, respectively; (ii) annual bonus awards of $15.5 million, $11.3 million and $58.3 million, $44.0 million, respectively; and (iii) annual discretionary awards of $30.9 million, $24.1 million and $89.4 million, $69.3 million, respectively.
3. Represents contingent obligations (earnouts) recorded in connection with the acquisition of Landmark, Black Creek and Infrastructure Debt that are recorded as compensation expense.

14

ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

$ in thousands	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Performance income and net investment income reconciliation:				
Carried interest allocation	$(28,126)	$192,186	$541,828	$417,779
Incentive fees	16,454	8,882	33,327	29,979
Carried interest allocation and incentive fees	**(11,672)**	**201,068**	**575,155**	**447,758**
Performance income—realized from Consolidated Funds	—	—	138	34
Fee related performance revenues	(2,212)	(1,090)	(6,937)	(15,041)
Total performance (income) loss—unrealized	33,274	(170,789)	(375,306)	(280,290)
Performance (income) loss of non-controlling interests in consolidated subsidiaries	(1,593)	795	(3,482)	(8,515)
Performance income—realized	**$17,797**	**$29,984**	**$189,568**	**$143,946**
Total consolidated other income	**$116,577**	**$36,434**	**$299,394**	**$112,932**
Net investment income from Consolidated Funds	(126,240)	(40,356)	(351,034)	(146,507)
Principal investment income	29,980	9,438	130,679	37,421
Other expense (income), net	286	(1,060)	589	934
Other expense (income) of non-controlling interests in consolidated subsidiaries	(209)	(3,472)	4,085	(3,248)
Investment loss (income)—unrealized	(31,246)	57	(104,170)	11,783
Interest and other investment loss (income)—unrealized	(6,220)	(1,883)	301	(11,673)
Total realized net investment income (loss)	**$(17,072)**	**$(842)**	**$(20,156)**	**$1,642**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance.

15

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Credit Group[1]

- Management and other fees increased by 22% for Q3-23 compared to Q3-22, primarily driven by deployment within U.S. and European direct lending and alternative credit. Management fees also increased due to commitments to SSG Fund VI, which generated $1.0 million of catch-up fees in Q3-23
- Fee Related Earnings increased by 26% for Q3-23 compared to Q3-22, primarily driven by the increase in management fees
- Realized Income increased by 23% for Q3-23 compared to Q3-22, primarily driven by the increase in Fee Related Earnings and incentive fees from an alternative credit fund
- Capital deployment totaled $12.6 billion for Q3-23, primarily driven by $6.1 billion in U.S. direct lending, $2.7 billion in alternative credit and $2.5 billion in European direct lending

Financial Summary and Highlights[1]

$ in thousands	Q3-23	Q3-22	% Change	YTD-23	YTD-22	% Change
Management and other fees	$450,783	$369,233	22%	$1,297,107	$1,037,255	25%
Fee related performance revenues	44	—	NM	866	12,628	(93)
Fee Related Earnings	**303,433**	**241,365**	**26**	**866,403**	**674,978**	**28**
Realized net performance income	5,042	1,308	285	30,358	23,266	30
Realized net investment income	1,301	9,276	(86)	15,641	16,583	(6)
Realized Income	**$309,776**	**$251,949**	**23**	**$912,402**	**$714,827**	**28**
AUM ($ in billions)	**$268.9**	**$215.5**	**25**			
FPAUM ($ in billions)	**$167.0**	**$140.3**	**19**			

Note: Past performance is not indicative of future results. The Credit Group had ~450 investment professionals, ~265 active funds, ~1,700 portfolio companies and ~1,300 alternative credit investments as of September 30, 2023.

Alternative Credit[2]
4.7% / 12.9%

U.S. Senior Direct Lending[2]
5.2% / 15.0%

U.S. Junior Direct Lending[2]
4.6% / 12.5%

European Direct Lending[2]
2.7% / 10.1%

Asia Credit[2]
7.8% / 26.0%

Q3-23 / Q3-23 LTM gross returns

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slide 24-25 for complete financial results.
2. Composite returns are calculated by asset-weighting the underlying fund-level time-weighted returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
   - Performance for the alternative credit strategy is represented by Pathfinder I. The net returns were 3.5% for Q3-23 and 8.8% for Q3-23 LTM.
   - Performance for the U.S. senior direct lending strategy is represented by the U.S. senior direct lending composite, which is comprised of SDL I and SDL II levered feeder funds. The net returns were 4.2% for Q3-23 and 11.3% for Q3-23 LTM. The gross and net returns for the composite made up of the SDL I and SDL II unlevered feeder funds were 3.4% and 2.7% for Q3-23, respectively, and 10.6% and 8.3% for Q3-23 LTM, respectively.
   - Performance for the U.S. junior direct lending strategy is represented by the U.S. junior direct lending composite, which is comprised of PCS I and PCS II. The net returns were 3.9% for Q3-23 and 10.2% for Q3-23 LTM.
   - Performance for the European direct lending strategy is represented by the European direct lending composite, which is comprised of ACE III, ACE IV and ACE V levered Euro-denominated feeder funds. Returns presented above for the European direct lending composite are Euro-denominated as this is the base denomination of the funds. The net returns were 1.9% for Q3-23 and 7.7% for Q3-23 LTM. The gross and net returns for the composite made up of ACE III, ACE IV and ACE V U.S. dollar denominated feeder funds were 2.5% and 1.8% for Q3-23, respectively, and 12.6% and 9.9% for Q3-23 LTM, respectively.
   - Performance for the Asia credit strategy is represented by the Asia credit composite, which is comprised of SSG Fund V and SSG Fund VI. The net returns were 5.6% for Q3-23 and 16.1% for Q3-23 LTM.

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Private Equity Group[1]

- Management and other fees increased by 8% for Q3-23 compared to Q3-22, primarily driven by deployment in ASOF II
- Fee Related Earnings increased by 58% for Q3-23 compared to Q3-22, primarily driven by lower compensation and benefits and the increase in management fees
- Realized Income increased by 41% for Q3-23 compared to Q3-22, primarily driven by the increase in Fee Related Earnings
- Capital deployment totaled $1.0 billion for Q3-23, primarily driven by $0.6 billion in special opportunities

Financial Summary and Highlights[1]

$ in thousands	Q3-23	Q3-22	% Change	YTD-23	YTD-22	% Change
Management and other fees	$57,257	$52,872	8%	$168,843	$146,930	15%
Fee Related Earnings	**28,771**	**18,183**	**58**	**80,399**	**54,214**	**48**
Realized net performance income (loss)	—	(5)	NM	19,308	421	NM
Realized net investment loss	(8,780)	(3,974)	(121)	(13,443)	(7,004)	(92)
Realized Income	**$19,991**	**$14,204**	**41**	**$86,264**	**$47,631**	**81**
AUM ($ in billions)	**$34.3**	**$35.2**	**(3)**			
FPAUM ($ in billions)	**$19.4**	**$19.0**	**2**			

Corporate Private Equity[2]
(2.1)% / 3.2%

Special Opportunities[2]
0.6% / 12.3%

Q3-23 / Q3-23 LTM gross returns

Note: Past performance is not indicative of future results. The Private Equity Group had ~100 investment professionals, ~45 portfolio companies and ~10 active funds and related co-investment vehicles as of September 30, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 24-25 for complete financial results.
2. All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. Returns for special opportunities are further reduced by credit facility interest expense. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
   - Performance for the corporate private equity strategy is represented by the corporate private equity composite, which is comprised of ACOF IV, ACOF V and ACOF VI. The net fund-level returns were (1.9)% for Q3-23 and 1.6% for Q3-23 LTM.
   - Performance for the special opportunities strategy is represented by the special opportunities composite, which is comprised of ASOF I and ASOF II. The net fund-level returns were 0.6% for Q3-23 and 8.8% for Q3-23 LTM.

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Real Assets Group[1]

- Management and other fees decreased by 3% for Q3-23 compared to Q3-22, primarily due to lower property-related fees from U.S. real estate equity funds in Q3-23, partially offset by higher management fees from deployment in IDF V and commitments to our fourth U.S. opportunistic real estate equity fund. Management fees in Q3-22 included catch-up fees of $1.8 million from US X
- Fee Related Earnings increased by 10% for Q3-23 compared to Q3-22, primarily driven by lower compensation and benefits and partially offset by lower other fees
- Realized Income decreased by 7% for Q3-23 compared to Q3-22, primarily due to realized net performance income from US VIII in Q3-22
- Capital deployment totaled $2.8 billion for Q3-23, primarily driven by $1.0 billion in U.S. real estate equity, $0.7 billion in infrastructure debt and $0.4 billion in infrastructure opportunities

Financial Summary and Highlights[1]

$ in thousands	Q3-23	Q3-22	% Change	YTD-23	YTD-22[2]	% Change
Management and other fees	$99,062	$102,506	(3)%	$310,079	$282,157	10%
Fee related performance revenues	—	855	(100)	334	2,178	(85)
Fee Related Earnings	**51,136**	**46,382**	**10**	**160,716**	**134,844**	**19**
Realized net performance income	2,251	9,824	(77)	5,648	28,127	(80)
Realized net investment income (loss)	(1,712)	(576)	(197)	(8,821)	3,624	NM
Realized Income	**$51,675**	**$55,630**	**(7)**	**$157,543**	**$166,595**	**(5)**
AUM ($ in billions)	**$63.9**	**$65.0**	**(2)**			
FPAUM ($ in billions)	**$40.8**	**$40.2**	**1**			

U.S. Real Estate Equity[3]
0.1% / (2.3)%

European Real Estate Equity[3]
(0.8)% / (9.1)%

Infrastructure Debt[3]
3.3% / 9.9%

Q3-23 / Q3-23 LTM gross returns

Note: Past performance is not indicative of future results. The Real Assets Group had ~310 investment professionals, ~510 properties, ~70 infrastructure assets and ~60 active funds and related co-investment vehicles as of September 30, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 24-25 for complete financial results
2. Includes results of AMP Capital's Infrastructure Debt platform following the acquisition close date of February 10, 2022.
3. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
   - Performance for the U.S. real estate equity strategy is represented by the U.S. real estate equity composite, which is comprised of DEV II, AREOF III, US VIII and US IX. The net returns were (0.4)% for Q3-23 and (3.9)% for Q3-23 LTM.
   - Performance for the European real estate equity strategy is represented by the European real estate equity composite, which is comprised of EPEP II, EPEP III, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Returns presented above for European real estate equity are shown for the Euro-denominated composite as this is the base denomination of the funds. The net returns were (1.1)% for Q3-23 and (8.2)% for Q3-23 LTM. The gross and net returns for the U.S. dollar denominated feeder fund for European real estate equity were (2.1)% and (2.2)% for Q3-23, respectively, and (3.5)% and (1.9)% for Q3-23 LTM, respectively.
   - Performance for the infrastructure debt strategy is represented by the infrastructure debt composite, which is comprised of U.S. dollar denominated hedged feeder funds for IDF III, IDF IV and IDF V. The net returns were 2.6% for Q3-23 and 7.5% for Q3-23 LTM.

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Secondaries Group[1]

- Management and other fees decreased by 3% for Q3-23 compared to Q3-22, primarily driven by the timing of catch-up fees. Management fees in Q3-23 included catch-up fees of $2.2 million from our ninth real estate secondaries fund and Q3-22 included catch-up fees of $5.1 million from LEP XVII and our ninth real estate secondaries fund. The decrease was partially offset by higher fees from APMF
- Fee Related Earnings increased by 10% for Q3-23 compared to Q3-22, primarily driven by lower compensation and benefits
- Realized Income increased by 10% for Q3-23 compared to Q3-22, primarily driven by the increase in Fee Related Earnings
- Capital deployment totaled $0.4 billion for Q3-23, primarily driven by $0.2 billion in private equity secondaries

Financial Summary and Highlights[1]

$ in thousands	Q3-23	Q3-22	% Change	YTD-23	YTD-22	% Change
Management and other fees	$42,957	$44,385	(3)%	$124,610	$135,090	(8)%
Fee related performance revenues	2,168	235	NM	5,737	235	NM
Fee Related Earnings	**24,518**	**22,214**	**10**	**71,262**	**80,111**	**(11)**
Realized net performance income (loss)	—	(1)	NM	782	641	22
Realized net investment loss	(1,468)	(1,329)	(10)	(4,817)	(507)	NM
Realized Income	**$23,050**	**$20,884**	**10**	**$67,227**	**$80,245**	**(16)**
AUM ($ in billions)	**$23.2**	**$22.8**	**2**			
FPAUM ($ in billions)	**$17.9**	**$17.7**	**1**			

Private Equity Secondaries[2]
0.8% / (5.2)%

Real Estate Secondaries[2]
(1.8)% / (4.5)%

Q3-23 / Q3-23 LTM gross returns

Note: Past performance is not indicative of future results. The Secondaries Group had ~80 investment professionals, ~875 limited partnership interests and ~70 active funds and related co-investment vehicles as of September 30, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 24-25 for complete financial results.
2. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. Additional information for performance by strategy is as follows:
   - Performance for the private equity secondaries is represented by LEP XVI. The net returns were 0.4% for Q3-23 and (6.4)% for Q3-23 LTM.
   - Performance for the real estate secondaries strategies is represented by LREP VIII. The net returns were (2.3)% for Q3-23 and (5.7)% for Q3-23 LTM.

19

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Realized Income per Share Data

$ in thousands, except share data	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
After-tax Realized Income				
Realized Income before taxes	$264,453	$243,442	$830,955	$712,704
Entity level foreign, state and local taxes	(7,712)	(4,328)	(18,798)	(12,324)
Realized Income	**256,741**	**239,114**	**812,157**	**700,380**
Income tax (expense) benefit(1)	4,317	(6,060)	(26,825)	(27,373)
After-tax Realized Income	**$261,058**	**$233,054**	**$785,332**	**$673,007**
After-tax Realized Income per share(2)	**$0.83**	**$0.76**	**$2.51**	**$2.20**

After-tax Realized Income per share of Class A and non-voting common stock				
Realized Income	$256,741	$239,114	$812,157	$700,380
x Average ownership % of Ares Operating Group	61.03%	59.74%	60.51%	59.64%
Realized Income attributable to Class A and non-voting common stockholders	**$156,689**	**$142,847**	**$491,421**	**$417,711**
Income tax (expense) benefit(1)	4,317	(6,060)	(26,825)	(27,373)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$161,006**	**$136,787**	**$464,596**	**$390,338**
After-tax Realized Income per share of Class A and non-voting common stock(3)	**$0.83**	**$0.75**	**$2.44**	**$2.14**

1. For Q3-23, Q3-22 and YTD-23, YTD-22 amount represents accrued corporate taxes payable or receivable by Ares, net of deductions, for the periods presented and exclude the effects of $22.4 million, $(22.2) million and $63.1 million, $(17.7) million, respectively, of deferred income tax expense (benefit) primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $31.6 million, $17.3 million and $64.6 million, $40.5 million for Q3-23, Q3-22 and YTD-23, YTD-22, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.16, $0.09 and $0.33, $0.22 for Q3-23, Q3-22 and YTD-23, YTD-22, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 19.6%, 11.9% and 12.8%, 9.5% for Q3-23, Q3-22 and YTD-23, YTD-22, respectively, from the Company's statutory tax rate of 24.0% and 24.1% for the YTD-23 and YTD-22, respectively. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix.
2. Weighted average shares used for after-tax RI per share for Q3-23 and Q3-22 were 316,380,106 and 306,212,640, respectively. Please refer to slide 26 in this presentation for further information.
3. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q3-23 and Q3-22 were 193,100,071 and 182,931,267, respectively. Please refer to slide 26 for additional details.

20

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21 36% 41% 19% 5% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of September 30, 2023, our balance sheet included $311.8 million in cash and cash equivalents and $2,340.2 million in debt obligations, including $765.0 million drawn against our $1,325.0 million revolving credit facility • As of September 30, 2023, the fair value of our corporate investment portfolio was $945.9 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,702.7 million(1) • As of September 30, 2023, gross accrued performance income reported on a GAAP basis was $3,490.8 million and was $3,507.6 million on an unconsolidated basis • As of September 30, 2023, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $952.4 million(2) and $969.2 million,(2) respectively Balance Sheet 1. Unconsolidated investments includes $821.9 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $65.2 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,490.8 million. 2. Net accrued performance income on a GAAP basis as of September 30, 2023 and December 31, 2022 excludes $16.8 million and $7.5 million, respectively, of accrued performance income related to our insurance platform that has been eliminated upon consolidation. 3. Net accrued performance income excludes net performance income—realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation. September 30, 2023 29% 45% 21% 5% December 31, 2022 Credit Private Equity Real Assets Secondaries $824.4 million(2) $952.4 million(2) Net Accrued Performance Income by Group(3) SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

22 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Ashish Bhutani Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd Antoinette Bush Senior Advisor to News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Corporate Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Bank of Montreal Rufus Hone (416) 359-8304 Barclays Benjamin Budish (212) 526-2418 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Dan Fannon (415) 229-1523 JMP Securities Brian McKenna (212) 906-3545 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Michael Brown (212) 887-3801 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Finian O’Shea (704) 410-0067 Wolfe Research Steven Chubak (646) 582-9315 Investor Relations Contacts Carl Drake Partner/Head of Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent Equiniti Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 Tel: (800) 937-5449 Fax: (718) 236-2641 www.equiniti.com Securities Listing NYSE: ARES

Appendix

24 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 14-15. 2. Includes fee related performance compensation of $0.0 million and 251 for Q3-23 and Q3-22, respectively, for the Credit Group and $0.0 million and $0.5 million for Q3-23 and Q3-22, respectively, for the Real Assets Group. Three months ended September 30, 2023 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Other Operations Management Group Total(1) Management fees $443,961 $56,447 $92,754 $42,949 $7,538 $— $643,649 Fee related performance revenues 44 — — 2,168 — — 2,212 Other fees 6,822 810 6,308 8 83 5,717 19,748 Compensation and benefits (123,926) (20,364) (37,608) (14,991) (3,233) (90,347) (290,469) Compensation and benefits—fee related performance compensation (27) — — (1,075) — — (1,102) General, administrative and other expenses (23,441) (8,122) (10,318) (4,541) (924) (52,460) (99,806) Fee related earnings 303,433 28,771 51,136 24,518 3,464 (137,090) 274,232 Performance income—realized 12,223 (15) 5,589 — — — 17,797 Performance related compensation—realized (7,181) 15 (3,338) — — — (10,504) Realized net performance income 5,042 — 2,251 — — — 7,293 Investment income (loss)—realized 1,475 (4,631) (875) — — — (4,031) Interest and other investment income—realized 5,136 679 3,148 552 3,305 114 12,934 Interest expense (5,310) (4,828) (3,985) (2,020) (9,809) (23) (25,975) Realized net investment income (loss) 1,301 (8,780) (1,712) (1,468) (6,504) 91 (17,072) Realized income $309,776 $19,991 $51,675 $23,050 $(3,040) $(136,999) $264,453 Three months ended September 30, 2022 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Other Operations Management Group Total(1) Management fees $361,073 $52,316 $91,013 $44,385 $2,981 $— $551,768 Fee related performance revenues — — 855 235 — — 1,090 Other fees 8,160 556 11,493 — 50 7,547 27,806 Compensation and benefits (108,869) (26,865) (46,454) (19,027) (2,080) (61,084) (264,379) Compensation and benefits—fee related performance compensation 251 — (493) (164) — — (406) General, administrative and other expenses (19,250) (7,824) (10,032) (3,215) (493) (41,907) (82,721) Fee related earnings 241,365 18,183 46,382 22,214 458 (95,444) 233,158 Performance income—realized 3,045 — 26,939 — — — 29,984 Performance related compensation—realized (1,737) (5) (17,115) (1) — — (18,858) Realized net performance income (loss) 1,308 (5) 9,824 (1) — — 11,126 Investment income—realized 4,495 8 339 — — — 4,842 Interest and other investment income (expense)—realized 8,847 201 2,180 424 1,142 (171) 12,623 Interest expense (4,066) (4,183) (3,095) (1,753) (5,082) (128) (18,307) Realized net investment income (loss) 9,276 (3,974) (576) (1,329) (3,940) (299) (842) Realized income $251,949 $14,204 $55,630 $20,884 $(3,482) $(95,743) $243,442 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 14-15.

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Assets Group	Secondaries Group	Other	Operations Management Group	Total[1]
	Nine months ended September 30, 2023						
Management fees	$1,272,273	$166,622	$285,463	$124,597	$19,065	$–	$1,868,020
Fee related performance revenues	866	–	334	5,737	–	–	6,937
Other fees	24,834	2,221	24,616	13	268	18,205	70,157
Compensation and benefits	(362,524)	(63,022)	(116,943)	(42,877)	(9,759)	(261,325)	(856,450)
Compensation and benefits–fee related performance compensation	(567)	–	711	(3,224)	–	–	(3,080)
General, administrative and other expenses	(68,479)	(25,422)	(33,465)	(12,984)	(2,120)	(148,099)	(290,569)
Fee related earnings	**866,403**	**80,399**	**160,716**	**71,262**	**7,454**	**(391,219)**	**795,015**
Performance income–realized	81,576	88,120	14,412	5,460	–	–	189,568
Performance related compensation–realized	(51,218)	(68,812)	(8,764)	(4,678)	–	–	(133,472)
Realized net performance income	**30,358**	**19,308**	**5,648**	**782**	**–**	**–**	**56,096**
Investment income (loss)–realized	19,546	(1,668)	(4,196)	–	170	–	13,852
Interest and other investment income–realized	17,226	4,403	7,362	1,959	11,492	350	42,792
Interest expense	(21,131)	(16,178)	(11,987)	(6,776)	(20,668)	(60)	(76,800)
Realized net investment income (loss)	**15,641**	**(13,443)**	**(8,821)**	**(4,817)**	**(9,006)**	**290**	**(20,156)**
Realized income	**$912,402**	**$86,264**	**$157,543**	**$67,227**	**$(1,552)**	**$(390,929)**	**$830,955**

$ in thousands	Credit Group	Private Equity Group	Real Assets Group	Secondaries Group	Other	Operations Management Group	Total[1]
	Nine months ended September 30, 2022						
Management fees	$1,016,696	$145,669	$254,233	$135,090	$7,882	$–	$1,559,570
Fee related performance revenues	12,628	–	2,178	235	–	–	15,041
Other fees	20,559	1,261	27,924	–	150	19,721	69,615
Compensation and benefits	(309,767)	(70,724)	(119,865)	(45,800)	(5,864)	(196,492)	(748,512)
Compensation and benefits–fee related performance compensation	(8,250)	–	(1,318)	(164)	–	–	(9,732)
General, administrative and other expenses	(56,888)	(21,992)	(28,308)	(9,250)	(1,421)	(109,516)	(227,375)
Fee related earnings	**674,978**	**54,214**	**134,844**	**80,111**	**747**	**(286,287)**	**658,607**
Performance income–realized	58,941	2,212	78,637	4,156	–	–	143,946
Performance related compensation–realized	(35,675)	(1,791)	(50,510)	(3,515)	–	–	(91,491)
Realized net performance income	**23,266**	**421**	**28,127**	**641**	**–**	**–**	**52,455**
Investment income–realized	6,517	2,283	4,224	–	860	–	13,884
Interest and other investment income (expense)–realized	21,257	1,898	7,597	3,268	6,362	(1,450)	38,932
Interest expense	(11,191)	(11,185)	(8,197)	(3,775)	(16,352)	(474)	(51,174)
Realized net investment income (loss)	**16,583**	**(7,004)**	**3,624**	**(507)**	**(9,130)**	**(1,924)**	**1,642**
Realized income	**$714,827**	**$47,631**	**$166,595**	**$80,245**	**$(8,383)**	**$(288,211)**	**$712,704**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.

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Weighted Average Shares

	Q3-23		Q3-22	
	Total Shares	Common Shares, As Adjusted[(1)]	Total Shares	Common Shares, As Adjusted[(1)]
Weighted average shares of Class A and non-voting common stock	186,218,638	186,218,638	175,631,144	175,631,144
Ares Operating Group Units exchangeable into shares of Class A common stock	118,886,752	—	118,361,652	—
Dilutive effect of unvested restricted common units[(2)]	10,232,352	6,245,234	8,070,102	4,821,071
Dilutive effect of unexercised options[(2)]	1,042,364	636,199	4,149,742	2,479,052
Total Weighted Average Shares Used For Realized Income[(3)]	**316,380,106**	**193,100,071**	**306,212,640**	**182,931,267**

1. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (61.03% and 59.74% as of September 30, 2023 and 2022, respectively).
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

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AUM Rollforward

Q3-23 AUM Rollforward						
$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q2-23 Ending Balance	**$250,141**	**$35,453**	**$64,771**	**$23,002**	**$4,206**	**$377,573**
Net new par/equity commitments	13,459	47	1,158	361	1,201	16,226
Net new debt commitments	5,543	—	—	—	—	5,543
Capital reductions	(581)	(2)	(1)	—	—	(584)
Distributions	(1,536)	(801)	(984)	(289)	(108)	(3,718)
Redemptions	(468)	—	(454)	(1)	(15)	(938)
Net allocations among investment strategies	765	—	—	—	(765)	—
Change in fund value	1,558	(408)	(575)	182	83	840
Q3-23 Ending Balance	**$268,881**	**$34,289**	**$63,915**	**$23,255**	**$4,602**	**$394,942**
QoQ change	**$18,740**	**$(1,164)**	**$(856)**	**$253**	**$396**	**$17,369**

Q3-23 LTM AUM Rollforward						
$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q3-22 Ending Balance	**$215,431**	**$35,266**	**$64,995**	**$22,789**	**$2,935**	**$341,416**
Net new par/equity commitments	37,103	162	5,795	1,875	7,727	52,662
Net new debt commitments	12,667	—	450	—	—	13,117
Capital reductions	(3,287)	(8)	(400)	—	—	(3,695)
Distributions	(6,863)	(2,332)	(4,618)	(1,419)	(1,309)	(16,541)
Redemptions	(3,559)	—	(1,960)	(1)	(554)	(6,074)
Net allocations among investment strategies	3,992	—	—	—	(3,992)	—
Change in fund value	13,397	1,201	(347)	11	(205)	14,057
Q3-23 Ending Balance	**$268,881**	**$34,289**	**$63,915**	**$23,255**	**$4,602**	**$394,942**
YoY change	**$53,450**	**$(977)**	**($1,080)**	**$466**	**$1,667**	**$53,526**

Credit	AUM increased by 25% from Q3-22, primarily driven by commitments to U.S. direct lending funds, our sixth flagship European direct lending fund and Pathfinder II
Private Equity	AUM decreased by 3% from Q3-22, primarily driven by distributions from ACOF IV
Real Assets	AUM decreased by 2% from Q3-22, primarily driven by distributions across funds within our U.S. real estate equity strategy
Secondaries	AUM increased by 2% from Q3-22, primarily driven by commitments across funds within our infrastructure and credit secondaries strategies
Other	AUM increased by 57% from Q3-22, primarily driven by additional managed assets within our insurance platform and capital raised in the initial public offering for AAC II

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FPAUM Rollforward

Q3-23 FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q2-23 Ending Balance	**$161,751**	**$18,954**	**$41,134**	**$17,795**	**$2,775**	**$242,409**
Commitments	2,174	—	569	383	1,197	4,323
Deployment/subscriptions/increase in leverage	5,354	553	1,203	10	102	7,222
Capital reductions	(801)	—	—	—	—	(801)
Distributions	(1,742)	(139)	(982)	(188)	(108)	(3,159)
Redemptions	(555)	—	(454)	(1)	—	(1,010)
Net allocations among investment strategies	928	—	—	—	(928)	—
Change in fund value	(96)	—	(660)	(109)	(192)	(1,057)
Change in fee basis	—	—	—	(21)	(213)	(234)
Q3-23 Ending Balance	**$167,013**	**$19,368**	**$40,810**	**$17,869**	**$2,633**	**$247,693**
QoQ change	**$5,262**	**$414**	**$(324)**	**$74**	**$(142)**	**$5,284**

Q3-23 LTM FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q3-22 Ending Balance	**$140,280**	**$18,954**	**$40,221**	**$17,720**	**$1,461**	**$218,636**
Commitments	6,925	—	3,322	749	6,420	17,416
Deployment/subscriptions/increase in leverage	24,989	2,947	3,148	453	150	31,687
Capital reductions	(3,068)	—	(438)	—	—	(3,506)
Distributions	(7,939)	(1,952)	(2,984)	(694)	(539)	(14,108)
Redemptions	(3,747)	—	(1,977)	(1)	—	(5,725)
Net allocations among investment strategies	4,277	—	—	—	(4,277)	—
Change in fund value	5,296	1	(552)	(197)	(369)	4,179
Change in fee basis	—	(582)	70	(161)	(213)	(886)
Q3-23 Ending Balance	**$167,013**	**$19,368**	**$40,810**	**$17,869**	**$2,633**	**$247,693**
YoY change	**$26,733**	**$414**	**$589**	**$149**	**$1,172**	**$29,057**

Credit	• FPAUM increased by 19% from Q3-22, primarily driven by deployment of capital in funds across U.S. and European direct lending and alternative credit and capital raised by our business development companies
Private Equity	• FPAUM increased by 2% from Q3-22, primarily driven by deployment of capital in ASOF II
Real Assets	• FPAUM increased by 1% from Q3-22, primarily driven by deployment of capital in IDF V, capital raised by our non-traded REITs and commitments to our fourth U.S. opportunistic real estate equity fund
Secondaries	• FPAUM increased by 1% from Q3-22, primarily driven by commitments to our ninth real estate secondaries fund
Other	• FPAUM increased by 80% from Q3-22, primarily driven by additional managed assets within our insurance platform

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29 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $27.3 billion, $11.2 billion and $4.0 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC- registered investment adviser, manages 23 vehicles and serves as the sub-manager or sub-adviser for one other vehicle as of September 30, 2023. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. 2. Excludes $7.0 billion of AUM and $7.5 billion of FPAUM that is sub-advised by Ares vehicles and included within other strategies. As of September 30, 2023 $ in billions AUM % AUM FPAUM % FPAUM Credit Liquid Credit $45.9 17% $44.0 26% Alternative Credit 32.1 12 21.5 13 U.S. Direct Lending(1) 117.7 44 63.4 38 European Direct Lending 61.3 23 32.5 19 Asia Credit 11.6 3 5.6 4 Other 0.3 1 — — Credit $268.9 100% $167.0 100% Private Equity Corporate Private Equity $19.9 58% $11.3 58% Special Opportunities 14.3 41 8.1 42 Other 0.1 1 — — Private Equity $34.3 100% $19.4 100% Real Assets U.S. Real Estate Equity $29.0 45% $20.4 50% European Real Estate Equity 8.8 14 6.0 15 Real Estate Debt 11.0 17 3.3 8 Infrastructure Opportunities 5.7 9 4.7 12 Infrastructure Debt 9.4 15 6.4 15 Real Assets $63.9 100% $40.8 100% Secondaries Private Equity Secondaries $12.7 55% $10.9 61% Real Estate Secondaries 7.7 33 5.5 31 Infrastructure Secondaries 1.8 7 1.5 8 Credit Secondaries 0.9 4 — — Other 0.1 1 — — Secondaries $23.2 100% $17.9 100% Other Insurance(2) $3.6 78% $2.6 100% SPACs 1.0 22 — — Other $4.6 100% $2.6 100% Total $394.9 $247.7 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction

30 Balance Sheet Investments by Strategy(1) $ in millions As of September 30, 2023 As of December 31, 2022 Credit Liquid Credit(2) $119.7 $93.0 Alternative Credit 55.9 54.6 U.S. Direct Lending 73.7 111.9 European Direct Lending 40.6 33.4 Asia Credit 25.9 18.7 Credit $315.8 $311.6 Private Equity Corporate Private Equity $291.1 $241.2 Special Opportunities 47.8 73.9 Private Equity $338.9 $315.1 Real Assets U.S. Real Estate Equity $98.8 $87.2 European Real Estate Equity 10.3 9.4 Real Estate Debt 83.7 53.9 Infrastructure Opportunities 29.3 31.4 Infrastructure Debt 35.6 28.9 Real Assets $257.7 $210.8 Secondaries Private Equity Secondaries $108.4 $97.0 Real Estate Secondaries 10.8 11.1 Infrastructure Secondaries 2.0 1.3 Secondaries $121.2 $109.4 Other Insurance $505.7 $226.8 Other Investments 163.4 157.5 Other $669.1 $384.3 Total $1,702.7 $1,331.2 1. As of September 30, 2023, the fair value of our corporate investment portfolio was $945.9 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $821.9 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $65.2 million of investments that are attributable to non- controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,490.8 million. 2. Includes $77.4 million and $82.0 million in syndicated loans as of September 30, 2023 and December 31, 2022, respectively, which represents Ares' maximum exposure of loss from its investments in Ares CLOs.

Significant Fund Performance Metrics

The following table presents the performance data for the significant funds that are not drawdown funds:

($ in millions)	Year of Inception	AUM	As of September 30, 2023 Returns(%) Quarter-to-Date Gross	Quarter-to-Date Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[1] Gross	Since Inception[1] Net	Primary Investment Strategy
Credit									
ARCC[2]	2004	$27,291	N/A	4.8	N/A	11.4	N/A	12.0	U.S. Direct Lending
CADC[3]	2017	4,719	N/A	3.9	N/A	9.7	N/A	6.0	U.S. Direct Lending
Real Assets									
AREIT[2]	2012	5,239	N/A	(0.8)	N/A	(3.6)	N/A	7.0	U.S. Real Estate Equity
AIREIT[3]	2017	7,887	N/A	(3.9)	N/A	(7.5)	N/A	10.8	U.S. Real Estate Equity
Open-ended industrial real estate fund[4]	2017	5,185	(1.8)	(1.7)	(6.2)	(5.8)	21.3	17.4	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 34-36 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

($ in millions)	As of September 30, 2023											
								MoIC		IRR(%)		
	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	Gross[6]	Net[7]	Gross[8]	Net[9]	Primary Investment Strategy
Credit												
Fund Harvesting Investment												
SDL I Unlevered	2018	$5,082	$922	$872	$272	$762	$1,034	1.3x	1.2x	8.9	6.7	U.S. Direct Lending
SDL I Levered			2,045	2,022	840	1,773	2,613	1.4x	1.3x	15.2	11.2	
ACE IV Unlevered[10]	2018	9,908	2,851	2,214	634	2,096	2,730	1.3x	1.2x	8.2	5.9	European Direct Lending
ACE IV Levered[10]			4,819	3,775	1,384	3,680	5,064	1.4x	1.3x	11.8	8.6	
Funds Deploying Capital												
ACE V Unlevered[11]	2020	16,633	7,026	4,983	408	5,214	5,622	1.2x	1.1x	11.4	8.4	European Direct Lending
ACE V Levered[11]			6,376	4,525	551	4,842	5,393	1.3x	1.2x	17.7	12.6	
PCS II	2020	5,553	5,114	3,348	186	3,453	3,639	1.1x	1.1x	8.7	6.4	U.S. Direct Lending
Pathfinder I	2020	4,280	3,683	2,496	169	2,926	3,095	1.3x	1.2x	20.2	14.6	Alternative Credit
SDL II Unlevered	2021	15,570	1,989	1,117	98	1,135	1,233	1.1x	1.1x	11.8	9.1	U.S. Direct Lending
SDL II Levered			6,047	3,375	469	3,451	3,920	1.2x	1.2x	19.9	14.9	
Open-ended core alternative credit fund[12]	2021	4,605	4,229	2,465	206	2,478	2,684	1.1x	1.1x	10.3	7.3	Alternative Credit

Note: Past performance is not indicative of future results. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. AUM and net returns are as of September 30, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slide 34 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of September 30, 2023												
								MoIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Private Equity												
Fund Harvesting Investments												
ACOF V	2017	$8,946	$7,850	$7,473	$3,491	$8,303	$11,794	1.6x	1.4x	12.6	8.5	Corporate Private Equity
Funds Deploying Capital												
ASOF I	2019	5,739	3,518	5,477	4,225	3,827	8,052	1.8x	1.6x	26.6	20.6	Special Opportunities
ACOF VI	2020	7,089	5,743	4,718	393	6,115	6,508	1.3x	1.2x	24.0	17.5	Corporate Private Equity
ASOF II	2021	7,240	7,128	5,124	1,037	4,380	5,417	1.1x	1.0x	6.9	4.3	Special Opportunities
								MoIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[5]	Unrealized Value[6]	Total Value	Gross[7]	Net[8]	Gross[9]	Net[10]	Primary Investment Strategy
Real Assets												
Fund Harvesting Investments												
IDF IV[11]	2018	$3,315	$4,012	$4,417	$2,005	$3,005	$5,010	1.2x	1.2x	7.8	5.7	Infrastructure Debt
								MoIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Secondaries												
Funds Harvesting Investments												
LEP XVI[7]	2016	$4,841	$4,896	$3,571	$1,990	$3,020	$5,010	1.5x	1.4x	29.8	20.2	Private Equity Secondaries
LREP VIII[7]	2016	3,258	3,300	2,306	1,403	1,714	3,117	1.5x	1.4x	22.7	15.5	Real Estate Secondaries

Note: Past performance is not indicative of future results. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. AUM and net returns are as of September 30, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 35-37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

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34 Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 3. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its filings with the SEC, which are not part of this report. 4. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE IV (G) Unlevered are 9.7% and 7.1%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.4x and 1.3x, respectively. The gross and net IRR for ACE IV (G) Levered are 13.1% and 9.4%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 11. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered, and two feeder funds: ACE V (D) Levered and ACE V (Y) Unlevered. ACE V (E) Levered includes the ACE V (D) Levered feeder fund and ACE V (E) Unlevered includes the ACE V (Y) Unlevered feeder fund. The gross and net IRR and gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Levered exclude the ACE V (D) Levered feeder fund and metrics for ACE V (E) Unlevered exclude the ACE V (Y) Unlevered feeder fund. The gross and net IRR for ACE V (G) Unlevered are 13.3% and 9.9%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE V (G) Levered are 18.6% and 13.5%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE V (D) Levered are 16.4% and 12.0%, respectively. The gross and net MoIC for ACE V (D) Levered are 1.2x and 1.2x, respectively. The gross and net IRR for ACE V (Y) Unlevered are 11.4% and 8.2%, respectively. The gross and net MoIC for ACE V (Y) Unlevered are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. Performance for the open-ended core alternative credit fund, a perpetual capital vehicle, is presented as a drawdown fund as investor commitments to the fund are drawn sequentially in order of closing date, typically over a period of approximately 12 to 18 months. The fund is made up of a Class M (“Main Classˮ) and a Class C (“Constrained Classˮ). The Main Class includes investors electing to participate in all investments and the Constrained Class includes investors electing to be excluded from exposure to liquid investments. The gross and net IRR and gross and net MoIC presented in the table are for the Main Class. The gross and net IRRs for the Constrained Class are 10.2% and 7.3%, respectively. The gross and net MoIC for the Constrained Class are 1.1x and 1.1x, respectively. Significant Fund Performance Metrics Endnotes

35 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.3x for ACOF V and 1.2x for ACOF VI. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 8.6% for ACOF V and 16.1% for ACOF VI.

36 Real Assets 1. Since inception returns are annualized. 2. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to AREIT can be found in its filings with the SEC, which are not part of this report. 3. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to AIREIT can be found in its filings with the SEC, which are not part of this report. 4. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 5. Realized value includes distributions of operating income, sales and financing proceeds received. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross MoIC is calculated at the fund level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 6.9% and 4.8%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 7.9% and 5.7%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 5.8% and 3.8%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 5.9% and 4.4%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

37 Significant Fund Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners’ share of fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund’s governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

Supplemental Performance Metrics

The following table presents the performance data for a non-drawdown fund that was previously reported as a significant fund:

($ in millions)	Year of Inception	AUM	As of September 30, 2023 Returns(%) Quarter-to-Date Gross	Quarter-to-Date Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[1] Gross	Since Inception[1] Net	Primary Investment Strategy
Credit									
Open-ended secured finance fund[2]	2018	$835	3.5	3.3	6.7	6.2	3.5	2.9	Alternative Credit

The following table presents the performance data for commingled funds that were previously reported as significant funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[3]	Unrealized Value[4]	Total Value	MoIC Gross[5]	MoIC Net[6]	IRR(%) Gross[7]	IRR(%) Net[8]	Primary Investment Strategy
Credit												
Fund Harvesting Investments												
ACE III[9]	2015	$3,402	$2,822	$2,327	$1,367	$2,234	$3,601	1.6x	1.4x	10.5	7.4	European Direct Lending
SSG Fund IV	2016	969	1,181	1,520	1,330	462	1,792	1.3x	1.2x	13.2	8.0	Asia Credit
PCS I	2017	3,460	3,365	2,645	1,798	1,861	3,659	1.4x	1.3x	11.9	8.5	U.S. Direct Lending
Fund Deploying Capital												
SSG Fund V	2018	2,167	1,878	1,905	1,797	386	2,183	1.2x	1.1x	26.0	14.9	Asia Credit

Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2023 unless otherwise noted. Please refer to supplemental performance metric endnotes on slide 40 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

38

ARES

Supplemental Performance Metrics (cont'd)

The following table presents the performance data for commingled funds that were previously reported as significant funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MoIC Gross[3]	MoIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
				As of September 30, 2023								
Private Equity												
Funds Harvesting Investments												
ACOF III	2008	$74	$3,510	$3,922	$10,293	$19	$10,312	2.6x	2.1x	27.5	20.2	Corporate Private Equity
ACOF IV	2012	1,485	4,700	4,251	8,785	1,298	10,083	2.3x	1.9x	19.3	14.0	Corporate Private Equity
SSF IV	2015	1,291	1,515	3,636	3,445	1,202	4,647	1.7x	1.5x	10.4	8.3	Special Opportunities
Fund Deploying Capital												
AEOF	2018	654	1,120	977	106	555	661	0.6x	0.6x	(10.9)	(13.5)	Corporate Private Equity
Real Assets												
Funds Harvesting Investments												
US VIII	2013	219	824	842	1,468	176	1,644	2.0x	1.7x	21.0	17.1	U.S. Real Estate Equity
US IX	2017	692	1,040	945	1,048	605	1,653	1.8x	1.5x	20.0	16.9	U.S. Real Estate Equity
EF IV[7]	2014	371	1,299	1,140	1,490	311	1,801	1.6x	1.4x	14.9	10.2	European Real Estate Equity
EPEP II[8]	2015	233	747	632	649	214	863	1.4x	1.2x	13.3	9.7	European Real Estate Equity
EF V[9]	2018	1,812	1,968	1,587	502	1,437	1,939	1.3x	1.1x	11.1	5.4	European Real Estate Equity
USPF IV	2010	640	1,688	2,121	2,026	636	2,662	1.3x	1.1x	4.9	1.5	Infrastructure Opportunities
EIF V	2015	674	801	1,431	1,487	589	2,076	1.5x	1.5x	18.0	12.7	Infrastructure Opportunities
Fund Deploying Capital												
AREOF III	2019	1,624	1,697	1,320	550	1,092	1,642	1.2x	1.1x	18.7	8.8	U.S. Real Estate Equity
Secondaries												
Fund Harvesting Investments												
LEP XV[7]	2013	1,297	3,250	2,634	3,023	690	3,713	1.6x	1.4x	17.1	11.9	Private Equity Secondaries

Note: Past performance is not indicative of future results. AUM and net returns are as of September 30, 2023 unless otherwise noted. Please refer to supplemental performance metric endnotes on slides 40-42 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

39

40 Supplemental Performance Metrics Endnotes Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. This fund is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 4.4% / 4.2%, 7.1% / 6.6%, and 2.7% / 2.1%. 3. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 4. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 5. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 11.2% and 8.1%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 2.1x for ACOF III, 1.8x for ACOF IV and 0.6x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

41 Supplemental Performance Metrics Endnotes (cont’d) Private Equity (cont’d) 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 20.2% for ACOF III, 14.1% for ACOF IV and (13.5)% for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Assets 1. For the infrastructure opportunities funds, realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. For the real estate funds, realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. For the infrastructure opportunities funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the real estate funds, the gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest, as applicable, and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds, cash flows used in the gross IRR calculation are assumed to occur at quarter-end. For the infrastructure opportunities funds, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 14.6% and 10.7%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 13.4% and 10.2%, respectively. The gross and net MoIC for the euro currency investors are 1.4x and 1.2x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.2x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 10.7% and 7.0%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

42 Supplemental Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short- term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

43 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees from Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ) that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group entities refers to, collectively, Ares Holdings, L.P. (“Ares Holdingsˮ) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies (“SPACsˮ) sponsored by us, less any redemptions. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our shareholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all.

44 Glossary (cont’d) Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral. Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and adjusts for certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and eligible to be received on a recurring basis; and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Capital Deployment Gross Capital Deployment refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open- ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offerings of SPACs sponsored by us, less any redemptions. With respect to ARCC’s AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds.

45 Glossary (cont’d) Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMSˮ) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC, CION Ares Diversified Credit Fund (“CADCˮ) and Ares Strategic Income Fund (“ASIFˮ). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either performance revenue or carried interest, but in all cases excludes fee related performance revenues. Perpetual Capital Perpetual Capital refers to the AUM of: (i) our publicly-traded vehicles including ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ) and Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ); (ii) our non-traded vehicles, including our non-traded Real Estate Investment Trusts (“REITsˮ), Ares Private Markets Fund (“APMFˮ), ASIF and CADC; (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ); and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the Perpetual Capital criteria. Perpetual Capital - Private Commingled Funds refers to commingled funds that meet the Perpetual Capital criteria, not including our publicly traded vehicles or non-traded vehicles. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles.

46 Glossary (cont’d) Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding: (i) operating results of our Consolidated Funds; (ii) depreciation and amortization expense; (iii) the effects of changes arising from corporate actions; (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance; and adjusting for certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. Placement fee adjustment represents the net portion of either expense deferral or amortization that is required to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes but have been expensed up front in accordance with GAAP. For periods in which the amortization of placement fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders.